                                                           Exhibit No. EX-99.h.4
                           Form of Investment Advisory Expense Limitation Letter

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

January 1, 2006

Delaware Group Equity Funds V
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance of the Delaware Small Cap Core Fund (the "Fund"),  which is a series of Delaware  Group  Equity  Funds V, the  Advisor  shall,  from  January 1, 2006 through March 31, 2007,  waive all or a portion of its investment  advisory fees and/or  reimburse  expenses  (excluding  any Rule  12b-1 plan  expenses,  taxes, interest, brokerage fees, certain insurance costs and extraordinary expenses) in an  aggregate  amount  equal to the amount by which the Fund's  total  operating expenses (excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees, certain insurance costs and extraordinary expenses) exceeds 1.00% (excluding any
Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain insurance costs and extraordinary expenses).

     The Advisor  acknowledges that it: (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future; and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                            Delaware Management Company,
                                            a series of Delaware Management
                                            Business Trust

                                            By: _________________________
                                                  Name:
                                                  Title:
                                                  Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds V

By: _________________________
      Name:
      Title:
      Date:

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

March 28, 2006

Delaware Group Equity Funds V
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance of the Delaware Dividend Income Fund (the "Fund"), which is a series of Delaware Group Equity Funds V, the Advisor shall,  from April 1, 2006 through
March 31, 2007,  waive all or a portion of its  investment  advisory fees and/or reimburse  expenses  (excluding any Rule 12b-1 plan expenses,  taxes,  interest, brokerage  fees,  certain  insurance  costs and  extraordinary  expenses)  in an aggregate  amount  equal to the  amount  by which  the  Fund's  total  operating expenses (excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees, certain insurance costs and extraordinary  expenses) exceed 0.75% (excluding any
Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain insurance costs and extraordinary expenses).

     The Advisor  acknowledges that it: (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future; and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                            Delaware Management Company,
                                            a series of Delaware Management
                                            Business Trust

                                            By: _________________________
                                                  Name:
                                                  Title:
                                                  Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds V

By: _________________________
      Name:
      Title:
      Date: